                                                                       EXHIBIT 6






                                ESCROW AGREEMENT

                                     BETWEEN

                                  EXPEDIA, INC.
                            A WASHINGTON CORPORATION,

                             VACATIONSPOT.COM, INC.
                             A DELAWARE CORPORATION,

                     STOCKHOLDERS OF VACATIONSPOT.COM, INC.

                                 REPRESENTATIVE

                                       AND

                      CHASEMELLON SHAREHOLDER SERVICES, LLC
                                  AS CUSTODIAN


                                      DATED

                              AS OF MARCH 17, 2000

                                TABLE OF CONTENTS



                                                                                          PAGE
                                                                                          ----
1. ESTABLISHMENT OF ESCROW; ACCOUNT..........................................................1

   1.1    DEPOSIT OF SHARES..................................................................1
   1.2    DIVIDENDS; VOTING AND OWNERSHIP....................................................2
   1.3    NO ENCUMBRANCE.....................................................................2
   1.4    POWER TO TRANSFER ESCROWED SHARES..................................................2

2. RESOLUTION OF CLAIMS......................................................................2

   2.1    INDEMNIFICATION OBLIGATIONS........................................................3
   2.2    NOTICE OF CLAIMS...................................................................3
   2.3    RESOLUTION OF CLAIMS...............................................................3

          2.3.1    Uncontested Claims........................................................3
          2.3.2    Contested Claims..........................................................4
          2.3.3    Arbitration...............................................................5

   2.4    CASH SETTLEMENT OPTION.............................................................6

3. RELEASE FROM ESCROW.......................................................................6

   3.1    RELEASE OF ESCROWED SHARES.........................................................6
   3.2    RELEASE OF RETAINED ESCROW.........................................................7

4. CUSTODIAN.................................................................................7

   4.1    DUTIES.............................................................................7
   4.2    LEGAL OPINIONS.....................................................................8
   4.3    SIGNATURES.........................................................................8
   4.4    RECEIPTS AND RELEASES..............................................................8
   4.5    REFRAIN FROM ACTION................................................................8
   4.6    INTERPLEADER.......................................................................8
   4.7    TAX FORMS..........................................................................8

5. INDEMNIFICATION...........................................................................8

   5.1    WAIVER AND INDEMNIFICATION.........................................................8
   5.2    CONDITIONS TO INDEMNIFICATION......................................................9

6. STOCKHOLDERS REPRESENTATIVE...............................................................9

7. ACKNOWLEDGMENT BY THE CUSTODIAN..........................................................11

8. RESIGNATION OR REMOVAL OF CUSTODIAN; SUCCESSOR...........................................11

   8.1    RESIGNATION AND REMOVAL...........................................................11

          8.1.1    Notice...................................................................11
          8.1.2    Court Appointment........................................................11

   8.2    SUCCESSORS........................................................................12
   8.3    NEW CUSTODIAN.....................................................................12
   8.4    RELEASE...........................................................................12
   8.4    CHANGE OF TRANSFER AGENT..........................................................12

9. FEE......................................................................................12




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
10. TERMINATION.............................................................................13

11. MISCELLANEOUS PROVISIONS................................................................13

    11.1    PARTIES IN INTEREST.............................................................13
    11.2    ATTORNEYS' FEES.................................................................13
    11.3    ENTIRE AGREEMENT................................................................13
    11.4    NOTICES.........................................................................13
    11.5    CHANGES.........................................................................14
    11.6    SEVERABILITY....................................................................14
    11.7    COUNTERPARTS....................................................................14
    11.8    HEADINGS........................................................................14
    11.9    GOVERNING LAW...................................................................14
    11.10    BINDING EFFECT.................................................................15
    11.11    AMENDMENT......................................................................15




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

                             INDEX OF DEFINED TERMS



TERM                                                                              PAGE DEFINED
----                                                                              ------------
Additional Shares............................................................................2
Arbitrable Claims............................................................................4
Chase.......................................................................................12
Claim........................................................................................3
Company......................................................................................1
Contested Claim..............................................................................4
CPR Rules....................................................................................5
Custodian....................................................................................1
Damages......................................................................................3
Effective Time...............................................................................1
Escrow Agreement.............................................................................1
Expedia......................................................................................1
Expedia Demand...............................................................................3
Expedia Distribution Notice..................................................................4
Initial Escrowed Shares......................................................................2
Merger.......................................................................................1
Notice of Claim..............................................................................3
Principal Stockholders.......................................................................1
Release Date.................................................................................7
Release Notice...............................................................................7
Released Escrow..............................................................................7
Reorganization Agreement.....................................................................1
Representative...............................................................................1
Representative Distribution Notice...........................................................4
Retained Escrow..............................................................................7
Sub..........................................................................................1
Transfer Agent...............................................................................2




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

                                ESCROW AGREEMENT

        This Escrow Agreement (this "ESCROW AGREEMENT") is made and entered into as of March 17, 2000 (the "EFFECTIVE TIME"), by and among Expedia, Inc., a Washington corporation ("EXPEDIA"), VacationSpot.com, Inc., a Delaware corporation ("COMPANY"), the stockholders of Company executing a signature page to this Escrow Agreement (the "STOCKHOLDERS"), Carla S. Newell as the representative of the Stockholders (the "REPRESENTATIVE"), and ChaseMellon Shareholder Services, LLC as custodian of the Escrowed Shares (as each is defined below) (the "CUSTODIAN").


                                    RECITALS

A. VacationSub, Inc., a Delaware corporation and a wholly owned subsidiary of Expedia ("SUB"), Company, and certain principal Stockholders (the "PRINCIPAL STOCKHOLDERS") have entered into an Agreement and Plan of Reorganization dated as of January 30, 2000 (the "REORGANIZATION AGREEMENT") setting forth certain terms and conditions pursuant to which Sub is being merged with and into Company (the "MERGER").

        B. Pursuant to Section 1.4.1 of the Reorganization Agreement, Expedia Common Shares are to be issued to the Stockholders.

        C. The Reorganization Agreement provides that Expedia Common Shares having a value equal to ten percent (10%) of the Final Valuation ("ESCROW PERCENTAGE") as provided for in the Reorganization Agreement shall be held in escrow to secure certain indemnification obligations of the Holders to Expedia under Article VII of the Reorganization Agreement on the terms and conditions set forth therein and herein.

        D. Unless otherwise indicated herein, all terms beginning with an initial capital shall have the same meaning as set forth in the Reorganization Agreement.

        NOW THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained in the Reorganization Agreement and in this Escrow Agreement, the parties agree as follows:

        1. ESTABLISHMENT OF ESCROW; ACCOUNT

           1.1 DEPOSIT OF SHARES. Expedia shall immediately deposit on the Stockholders' behalf with the Custodian an aggregate of 259,741 Expedia Common Shares issued in the respective names of the Stockholders and in the relative amounts as set forth on Exhibit 1.1 hereto (the "INITIAL ESCROWED SHARES") and shall promptly deliver to the Custodian duly authorized share certificates for the Initial Escrowed Shares registered in the respective names of the Stockholders as set forth on Exhibit 1.1 hereto. In lieu of issuing share certificates, the issuance of Escrowed Shares (as defined below) provided for in this Escrow Agreement may be recorded by book entry in the stock transfer records of the transfer agent for Expedia's Common Shares (the "TRANSFER AGENT"). Any Expedia capital shares that result from any share dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger or other events made with respect to any Expedia Common Shares held in escrow under this Escrow Agreement ("ADDITIONAL SHARES") shall be delivered to the Custodian and shall be held in the Escrow Account (and, as required under this Escrow Agreement, shall be released from the Escrow Account). Unless otherwise indicated, as used in this Escrow Agreement, the term "ESCROWED SHARES" includes the Initial Escrowed Shares and any Additional Shares. The Custodian agrees to accept delivery of the Escrowed Shares and to hold such Escrowed Shares in escrow in accordance with this Escrow Agreement and to release the Escrowed Shares out of escrow as provided in this Escrow Agreement. The Escrowed Shares are to be held by the Custodian and released pursuant to the provisions of this Escrow Agreement.

           1.2 DIVIDENDS; VOTING AND OWNERSHIP. Any cash dividends, dividends payable in property or other distributions of any kind (except for Additional Shares) made in respect of the Escrowed Shares shall be distributed currently by Expedia to the Stockholders on a pro rata basis. Each Stockholder shall have the right to vote the Escrowed Shares held in escrow for the account of such Stockholder so long as such Escrowed Shares are held in escrow. While the Escrowed Shares remain in the Custodian's possession pursuant to this Escrow Agreement, the Stockholders shall retain and shall be able to exercise all other incidents or rights of ownership of the Escrowed Shares that are not inconsistent with the terms and conditions hereof. Expedia shall take all steps necessary to allow the exercise by Stockholders of all such voting and other rights with respect to the Escrowed Shares.

           1.3 NO ENCUMBRANCE. None of the Escrowed Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by a Stockholder or may be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Stockholder, prior to the delivery of the Escrowed Shares by the Custodian or Expedia to such Stockholder pursuant to this Escrow Agreement.

           1.4 POWER TO TRANSFER ESCROWED SHARES. The Custodian is hereby granted the power to effect any transfer of the Escrowed Shares provided for in this Escrow Agreement.

        2. RESOLUTION OF CLAIMS

           2.1 INDEMNIFICATION OBLIGATIONS. The Escrowed Shares shall serve as sole security for the indemnity obligations of the Stockholders under Article VII of the Reorganization Agreement. For the purposes of this Escrow Agreement, those indemnity obligations shall continue in accordance with Article VII of the Reorganization Agreement, notwithstanding the merger of Sub with and into Company pursuant to the Reorganization Agreement. Payment for any amount determined as provided below to be owing to Expedia under such indemnity obligations ("DAMAGES") and any award of reasonable attorneys' fees and charges pursuant to Section 2.3.3.5 or 11.2 (a "PREVAILING PARTY AWARD") shall be made by the




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release of Escrowed Shares ("ESCROW ADJUSTMENTS"). By the execution of this
Escrow Agreement, each of the Stockholders agree to be bound by the indemnification provisions set forth in Article VII of the Reorganization Agreement. Any Escrow Adjustments shall be made in proportion to each of the Stockholders' interest in the Escrowed Shares as of the date or dates specified in and the manner provided for in this Escrow Agreement. The value of the Escrowed Shares shall equal the average closing prices of Expedia Common Shares for the respective periods as provided for in this Escrow Agreement and shall not be subject to any reduction, discount or other adjustment.

           2.2 NOTICE OF CLAIMS. Promptly after the receipt by Expedia of notice or discovery of any claim, damage, or legal action or proceeding giving rise to indemnification rights under the Reorganization Agreement (a "CLAIM"), Expedia shall give the Representative written notice of such Claim stating that Expedia or any other Indemnified Person has paid or reasonably anticipates that it will have to pay or incur Damages which on a cumulative basis with all prior Damages exceed $75,000, and specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or incurred, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, and shall provide a copy of such notice to the Custodian. Each notice of a Claim by Expedia (the "NOTICE OF CLAIM") shall be in writing and shall be delivered on or before the Release Date.


           2.3 RESOLUTION OF CLAIMS. Any Notice of Claim received by the Representative and the Custodian pursuant to Section 2.2 above shall be resolved as follows:

               2.3.1 UNCONTESTED CLAIMS. In the event that the Representative does not contest a Notice of Claim in writing within twenty (20) calendar days, as provided below in Section 2.3.2, Expedia may deliver to the Custodian, with a copy to the Representative, a written demand by Expedia (a "EXPEDIA DEMAND") stating that a Notice of Claim has been given as required in this Escrow Agreement and that no notice of contest has been received from the Representative during the period specified in this Escrow Agreement and further setting forth the proposed Escrow Adjustments to be made in accordance with this
Section 2.3.1. The value of the Escrowed Shares to be released to Expedia shall be based on the Expedia Average Closing Price notwithstanding any changes in the market value of Expedia Common Shares. It is provided, however, that within twenty (20) calendar days after receipt of the Expedia Demand, the Representative may object to the computations or the other administrative matters relating to the proposed Escrow Adjustments (but may not object to the validity or amount of the Claim noticed in the Notice of Claim), whereupon neither the Custodian nor Expedia shall make any of the Escrow Adjustments until either: (i) Expedia and the Representative shall have given the Custodian written notice setting forth agreed Escrow Adjustments, or (ii) the matter is resolved as provided in Sections 2.3.2 and 2.3.3, provided that such objection shall not affect the dates used to determine the share value pursuant to this Section. Upon satisfaction of the foregoing the Custodian and Expedia shall promptly take all steps to implement the final Escrow Adjustments.




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               2.3.2 CONTESTED CLAIMS. In the event that the Representative gives written notice contesting all or a portion of a Notice of Claim to Expedia and the Custodian (a "CONTESTED CLAIM") within the 20-day period provided above, matters that are subject to third party claims brought against Expedia or Company in a litigation or arbitration shall await the final decision, award or settlement of such litigation or arbitration, while matters that arise between Expedia on the one hand and Company and/or the Stockholders on the other hand, including, but not limited to any disputes regarding performance or nonperformance of a party's obligations under this Escrow Agreement ("ARBITRABLE CLAIMS"), shall be settled in accordance with Section 2.3.3 below. Any portion of a Notice of Claim that is not contested or is subsequently settled shall be resolved as set forth above in Section 2.3.1, provided that in the case of a settlement the value of Escrowed Shares shall equal the Expedia Average Closing Price notwithstanding any change in the market value of Expedia Common Shares. If notice is received by the Custodian that a Notice of Claim is contested by the Representative, then the Custodian shall hold in the Escrow Account, after what would otherwise be the Release Date (as defined in Section 3.1 below), the number of Escrowed Shares as specified in the Release Notice or as otherwise provided in Section 3.1, until the earlier of: (i) receipt of a settlement agreement executed by Expedia and the Representative setting forth a resolution of the Notice of Claim and the Escrow Adjustments; (ii) receipt of a written notice from Expedia (a "EXPEDIA DISTRIBUTION NOTICE") attaching a copy of the final award or decision of the arbitrator and setting forth the Escrow Adjustments (Expedia shall at the same time provide a copy of the Expedia Distribution Notice to the Representative); or (iii) receipt of a written notice from the Representative (a "REPRESENTATIVE DISTRIBUTION NOTICE") attaching a copy of the final award or decision of the arbitrator that no Escrow Adjustments are to be made as a result of such award (Representative shall at the same time provide a copy of the Representative Distribution Notice to Expedia). If the earliest of the three events described in the preceding sentence is (i) or (ii), the Custodian shall, within twenty (20) calendar days of receipt of the settlement agreement or Expedia Distribution Notice, as applicable, release to Expedia the number of Escrowed Shares as specified in the Escrow Adjustments. If the award or decision of the arbitrator concludes that any of the Escrowed Shares is to be released to Expedia either in satisfaction of Damages or as Prevailing Party Awards, the arbitrator shall specify the number of Escrowed Shares to be so released either in the arbitrator's final award or decision or a supplementary report or finding. The value or the Escrowed Shares released shall be based on the Expedia Average Closing Price notwithstanding any change in the market value of Expedia Common Shares. In the event that the Custodian institutes an action for interpleader in accordance with Section 4.6 of this Escrow Agreement as a result of a dispute between the parties, the parties hereby agree to jointly seek to stay such interpleader action pending the resolution of any arbitration commenced by the parties or, if the parties are unable to agree, pursuant to this Section 2.3.2 and Section 2.3.3.

               2.3.3 ARBITRATION.

                     2.3.3.1 CPR RULES. Any Arbitrable Claim, and any dispute between the Stockholders and the Representative on the one hand and Expedia on the other hand under this Escrow Agreement, shall be submitted to final and binding arbitration in King County, Seattle, Washington, which arbitration shall, except as herein specifically stated, be conducted in




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

accordance with the CPR Non-Administered Arbitration Rules (the "CPR RULES") then in effect; provided, however, that the parties agree first to try in good faith to resolve any Arbitrable Claim that does not exceed One Hundred Thousand Dollars ($100,000) by mediation under the CPR Mediation Procedure for Business Disputes, before resorting to arbitration; provided, further, that, in the event of an arbitration, the arbitration provisions of this Escrow Agreement shall govern over any conflicting rules which may now or hereafter be contained in the CPR Rules.

                     2.3.3.2 BINDING EFFECT. The final decision of the arbitrator shall be a reasoned opinion based on applicable law and furnished in writing to the Custodian, the Representative and Expedia and will constitute a conclusive determination of the issue in question, binding upon the Stockholders and Expedia. Such decision or award shall state that it is the final and binding decision or award of the arbitrator. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve an Arbitrable Claim. Any judgment upon the award rendered by the arbitrator may be entered and enforced in any court having jurisdiction over the subject matter thereof.

                     2.3.3.3 COMPENSATION OF ARBITRATOR. Any such arbitration shall be conducted before a single arbitrator, who will be compensated for his or her services, as provided below in Section 2.3.3.5, at a rate to be determined by the parties or pursuant to the CPR Rules, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event Expedia and the Representative are not able to agree upon his or her rate of compensation.

                     2.3.3.4 SELECTION OF ARBITRATOR. The parties shall select the arbitrator by mutual agreement promptly following initiation of arbitration in accordance with the CPR Rules; provided, however, that in the event the parties are unable to reach such agreement within twenty (20) days of initiation, the CPR shall have the authority to select an arbitrator from a list of arbitrators who are partners in a nationally or regionally recognized firm of independent certified public accountants from the management advisory services department (or comparable department or group) of such firm or who are partners in a major law firm; provided, however, that such accounting firm or law firm cannot be a firm that has within the last three years rendered, or is then rendering, services to any party hereto or any affiliate of a party hereto or, in the case of a law firm, appeared, or is then appearing, as counsel of record in opposition to any party hereto. Any arbitrator selected to serve shall be qualified by training and experience for the matters for which such arbitrator is designated to serve.

                     2.3.3.5 PAYMENT OF COSTS. The prevailing party in any arbitration shall be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, subject in each case to a determination by the arbitrator as to which party is the prevailing party and the amount of such fees and costs to be allocated to such party. Any amounts payable to Expedia by or on account of the Stockholders under this subsection will be reimbursed as if the amount of such awarded fees and expenses were an Uncontested Claim, and the Holders will have no further liability for any amounts payable under this Section 2.3.3.5.




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                     2.3.3.6 TERMS OF ARBITRATION. The arbitrator chosen in
accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Escrow Agreement, the Acquisition Agreements or any other documents that are executed in connection therewith.

                     2.3.3.7 EXCLUSIVE REMEDY. Arbitration or mediation under this Section 2.3.3 shall be the sole and exclusive remedy of the parties for any Arbitrable Claim arising out of this Escrow Agreement.

           2.4 CASH SETTLEMENT OPTION. Each individual Stockholder shall have the option to pay its proportionate interest of any Escrowed Shares to be released to Expedia pursuant to this Section 2 in either Escrowed Shares or cash. If such a release to Expedia is paid by a Stockholder in Escrowed Shares, such Escrowed Shares shall be valued in accordance with this Agreement. The Custodian shall notify each Stockholder in writing of any resolution of Claims pursuant to this Section 2 and include in such notification a form to be returned to the Custodian with such Stockholder's choice of payment. The Custodian shall send a copy of such notice to Expedia and the Representative. If such form indicating choice of payment is not received by the Custodian from such Stockholder, together with a certified check in the amount due from such Stockholder, within fifteen (15) days from the date of mailing such notice, the Stockholder shall be presumed to have chosen to have in Escrowed Shares released and not elected the cash payment option. Upon receipt of payment by Custodian, Custodian will deliver the cash payment to Expedia and return the Escrowed Shares otherwise to be released to Expedia pursuant to the resolution of the Claim to the Stockholder who has made the cash election pursuant to this Section 2.4.

        3. RELEASE FROM ESCROW

           3.1 RELEASE OF ESCROWED SHARES. The Escrowed Shares shall be released by the Custodian and Expedia as soon as practicable after March 17, 2001, (the "RELEASE DATE"), less: (i) any Escrowed Shares and delivered to or deliverable to Expedia, in satisfaction of Uncontested Claims or Contested Claims which have been settled and (ii) any of the Escrowed Shares subject to delivery to Expedia in accordance with Section 2.3.2 with respect to any then pending Contested Claims. On or before the Release Date, Expedia and the Representative shall deliver to the Custodian a written notice (a "RELEASE NOTICE") setting forth the number of Escrowed Shares to be released by the Custodian (the "RELEASED ESCROW") including the number of Escrowed Shares to be released to each Stockholder, and the number of Escrowed Shares to be retained as provided above (the "RETAINED ESCROW"). The Released Escrow shall be released to the Stockholders in proportion to their respective interests in the Escrowed Shares as set forth in Exhibit 1.1 (as adjusted from time to time). Exhibit 1.1 hereto shall be deemed automatically adjusted to reflect the effect of the Released Escrow on the number of Escrowed Shares. In lieu of releasing any fractional Escrowed Shares, any fraction of a released Escrowed Share that would otherwise be released shall be rounded to the nearest whole Expedia Common Share. Within ten (10) business days after receipt of the Release Notice, the Custodian, acting as




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

Expedia's transfer agent, shall deliver (by registered mail or overnight carrier) to each Stockholder the number of Escrowed Shares in the names of the appropriate Stockholders and in the amounts set forth in Column 2 of Exhibit 1.1 hereto bearing any legends required by the Investment Agreement, as defined in the Reorganization Agreement. The Custodian shall not be required to deliver the Escrowed Shares to the Stockholders following satisfaction of release conditions until the Custodian has received the Release Notice executed by Expedia and the Stockholders' Representative or, in the event Expedia and the Stockholders' Representative fail to execute and deliver a jointly approved Release Notice, a final award or decision which specifies the distribution of the Escrowed Shares.

           3.2 RELEASE OF RETAINED ESCROW. Upon the resolution of Contested Claims as provided for in Section 2.3.2, the Retained Escrow shall be subject to release by the Custodian to Expedia and/or to the Stockholders in accordance with Section 2.3.2, this Section and as otherwise provided for in this Escrow Agreement. The Custodian and Expedia shall cause the transfer agent to cancel the number of Escrowed Shares to be released to Expedia pursuant to Section
2.3.2 and reissue certificates for Escrowed Shares that are to be either distributed to the Stockholders pursuant to Section 3.1 or further retained by the Custodian pending the resolution of Contested Claims and/or Prevailing Party Awards. Any Escrowed Shares released from escrow to Expedia shall, in accordance with this Escrow Agreement, be subject to cancellation by Expedia, without requiring Expedia to pay any consideration whatsoever in receipt thereof to Company or any of the Stockholders.

        4. CUSTODIAN

           4.1 DUTIES. The duties of the Custodian hereunder shall be entirely administrative and not discretionary. The duties, responsibilities and obligations of the Custodian shall be limited to those expressly set forth herein and the Custodian shall not have any responsibility as to the accuracy of, and shall incur no liability with respect to, any statement, representation, warranty, agreement or covenant made by any party hereto. The Custodian shall be obligated to act only in accordance with written instructions received by it as provided in this Escrow Agreement and is authorized hereby to comply with any orders, judgments, or decrees of any court with or without jurisdiction and shall not be liable as a result of its compliance with the same.

           4.2 LEGAL OPINIONS. As to any legal questions arising in connection with the administration of this Escrow Agreement, the Custodian may rely absolutely upon the joint instruction of Expedia and the Representative or the opinions or advice given to the Custodian by its outside counsel and shall be free of liability resulting from any delay due to waiting for, or for acting in reliance on, such opinions or advice.

           4.3 SIGNATURES. The Custodian may rely absolutely upon the genuineness and authorization of the signature and purported signature of any party (including arbitrator(s) hereunder) upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Escrow Agreement and shall incur no liability acting in reliance thereon.




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

           4.4 RECEIPTS AND RELEASES. The Custodian may, as a condition to the disposition of securities as provided herein, require from the recipient a receipt therefor and, upon final disposition, a release of the Custodian from any liability arising out of its execution or performance of this Escrow Agreement, such release to be in a form reasonably satisfactory to the Custodian.

           4.5 REFRAIN FROM ACTION. The Custodian shall be entitled to refrain from taking any action contemplated by this Escrow Agreement in the event it becomes aware of any dispute between Company, the Holders and Expedia as to any material facts or as to the happening of any event precedent to such action.

           4.6 INTERPLEADER. If any controversy arises between the parties hereto or with any third person, the Custodian shall not be required to determine the same or to take any action, but the Custodian in its discretion may institute such interpleader or other proceedings in connection therewith as the Custodian may deem proper, and in following either course, the Custodian shall not be liable.

           4.7 TAX FORMS. All entities entitled to receive interest from the Escrow Account, will provide Custodian with W-9 IRS tax forms prior to disbursement of interest. Interest earned in the account will be reported as income to the party receiving such interest.

        5. INDEMNIFICATION OF CUSTODIAN

           5.1 WAIVER AND INDEMNIFICATION. Expedia, Company, the Representative, and the Holders agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Custodian arising out of or relating to the execution or performance by the Custodian of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful neglect or gross negligence or bad faith of the Custodian; provided, however, that notwithstanding anything in this Escrow Agreement to the contrary, the Custodian shall in no event be liable for special, punitive, indirect or consequential losses or damages of any kind whatsoever, even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action. They further agree to indemnify the Custodian and hold it harmless against and from any and all claims, demands, costs, liabilities and expenses, including reasonable attorneys' fees, which may be asserted against it or to which it may be exposed or which it may incur for any action taken, suffered or omitted to be taken, by reason of its execution, administration or performance of this Escrow Agreement, except to the extent attributable to its willful neglect, gross negligence, or bad faith. Such agreement to indemnify shall survive the termination of this Escrow Agreement until extinguished by any applicable statute of limitations. Notwithstanding the foregoing the liability of the Holders pursuant to this Section shall be limited to the Stockholder's interest in any remaining Escrow Shares.

           5.2 CONDITIONS TO INDEMNIFICATION. In case any litigation is brought against the Custodian in respect of which indemnification may be sought hereunder, the Custodian shall give prompt notice of that litigation to the parties hereto, and the parties upon receipt of that notice shall have the obligation and the right to assume the defense of such litigation, provided that failure of the Custodian to give that notice shall not relieve the parties hereto from any of their obligations under this Section 5 unless that failure prejudices the defense of such litigation by said parties. At its own expense, the Custodian may employ separate counsel and participate in the defense. The parties hereto shall not be liable for any settlement without their respective consents.

        6. STOCKHOLDERS REPRESENTATIVE

           (a) For purposes of this Escrow Agreement, the Stockholders have, by the execution of this Escrow Agreement, consented to the appointment of the Representative as representative of the Stockholders and as the attorney-in-fact for and on behalf of each Stockholder, and, subject to the express limitations set forth below, the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Escrow Agreement, including but not limited to the exercise of the power to: (i) authorize delivery to or cancellation by Expedia of the Escrowed Shares, or any portion thereof, in satisfaction of Claims otherwise in connection with an Escrow Adjustment, (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (iii) resolve any Claims, and
(iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Escrow Agreement. The Representative shall have unlimited authority and power to act on behalf of each Stockholder with respect to this Escrow Agreement and the disposition, settlement or other handling of all Claims, rights or obligations arising under this Escrow Agreement so long as all Stockholders are treated in the same manner. The Stockholders shall be bound by all actions taken by the Representative in connection with this Escrow Agreement, and Expedia shall be entitled to rely on any action or decision of the Representative. In performing his functions hereunder, the Representative shall not be liable to the Stockholders in the absence of gross negligence or willful misconduct.

           (b) The Representative shall not be entitled to receive any compensation from Expedia or the Escrow Account in connection with this Escrow Agreement. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of this Escrow Agreement will be paid by the Stockholders to the Representative in proportion to their percentage interests in the Escrowed Shares and such costs and expenses will be treated as an Uncontested Claim pursuant to Section 2.3.1. The Representative shall be entitled to submit a written claim and receive reimbursement from the escrow for all reasonable, documented out-of-pocket expenses incurred by the Representative as a result of acting as the Representative; provided, however, that such right to reimbursement shall be subordinate to Expedia's claims to Escrowed Shares, if any and shall be paid only after all such claims have been satisfied. Each individual Stockholder shall have the option to pay its proportionate interest of the amount of any such reimbursement in either Escrowed Shares or cash. If such a reimbursement is paid by a Stockholder in Escrowed Shares, such Escrowed Shares shall be valued in accordance with this Agreement. The Representative shall notify each Stockholder in writing of any request for such reimbursement of expenses and include in such notification a form to be returned to the Representative such Stockholder's choice of payment. The Representative shall send a copy of such notice to Expedia and the Custodian. If such form indicating choice of payment is not received by the Custodian and the Representative from such Stockholder within fifteen (15) days from the date of mailing the notice of request for reimbursement, the Stockholder shall be presumed to have chosen to pay such reimbursement request in Escrowed Shares and not cash.

           (c) The Representative may be changed by Stockholders from time to time upon not less than 10 days' prior written notice to Expedia; provided that the Representative may not be removed unless holders of a majority in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Representative, and the Representative shall not receive compensation for his or her services. Notices or communications to or from the Representative shall constitute notice to or from each of the Stockholders. The Representative shall be entitled to submit a claim and receive reimbursement from the Escrow Fund for all reasonable, documented out-of-pocket expenses incurred by The Representative as a result of acting as the Representative; provided, however, that such right to reimbursement shall be subordinate to Expedia's claims on the Escrow Fund, if any, and shall be paid only after all such claims have been satisfied. Any such reimbursement shall be paid in Escrowed Shares out of the Escrow Fund.

           (c) The Representative shall not be liable for any act done or omitted hereunder as the Representative while acting in good faith and in the exercise of reasonable judgment. Stockholders on whose behalf Escrowed Shares were contributed to the Escrow Fund shall severally indemnify the Representative and hold the Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Representative.

           (d) A decision, act, consent or instruction of the Representative shall constitute a decision of all Stockholders and shall be final, binding and conclusive upon each of such stockholders, and Custodian, Expedia, and all other Indemnified Persons may rely upon any such decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each and every such Stockholder. Custodian, Expedia, and all other Indemnified Persons are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Representative.

        7. ACKNOWLEDGMENT BY THE CUSTODIAN

        By execution and delivery of this Escrow Agreement, the Custodian acknowledges that the terms and provisions of this Escrow Agreement are acceptable and it agrees to carry out the provisions of this Escrow Agreement on its part.

        8. RESIGNATION OR REMOVAL OF CUSTODIAN; SUCCESSOR

           8.1 RESIGNATION AND REMOVAL.

               8.1.1 NOTICE. The Custodian (and any successor Custodian) may at any time resign as such by delivering a written notice of resignation to Expedia and Representative, whereupon the Custodian shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement; provided, however, that the provisions set forth in Articles 5, 7 and 8 of this Escrow Agreement shall survive such resignation. The resignation of the Custodian will take effect on the date of the earlier to occur of: (i) the date a successor Custodian is appointed by either Expedia or Representative or (ii) the date which is 30 days after the date of delivery of a written notice of resignation to Expedia and Representative.

               8.1.2 COURT APPOINTMENT. If the parties hereto are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty (30) days following the date of the notice of resignation or removal, then the acting Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian or other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

           8.2 SUCCESSORS. Every successor appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Stockholders and Expedia, an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, shall become fully vested with all the duties, responsibilities and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor or any of the parties hereto, execute and deliver an instrument or instruments transferring to such successor all the rights of such predecessor hereunder, and shall duly assign, transfer and deliver all property, securities and monies held by it pursuant to this Escrow Agreement to its successor. Should any instrument be required by any successor for more fully vesting in such successor the duties, responsibilities, and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on the request of any of the other parties hereto, be executed, acknowledged, and delivered by the predecessor.

           8.3 NEW CUSTODIAN. In the event of an appointment of a successor, the predecessor shall cease to be custodian of any funds, securities or other assets and records it may hold pursuant to this Escrow Agreement, and the successor shall become such custodian.

           8.4 RELEASE. Upon acknowledgment by any successor Custodian of the receipt of the then remaining balance of the Escrowed Shares, the then acting Custodian shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement that may arise and accrue thereafter.

           8.5 CHANGE OF TRANSFER AGENT. In the event ChaseMellon Stockholder Services, L.L.C. ("CHASE") ceases to be Expedia's transfer agent, Expedia shall have the right to substitute its successor transfer agent as the Custodian (assuming such change is acceptable to the successor transfer agent). In the event of such substitution Chase agrees to waive any transfer or other charges other than regular charges for services rendered through such change.

        9. FEE

        Except as provided in Section 5 hereof, the Custodian will be paid by Expedia as billed for services hereunder in accordance with the fee schedule attached hereto as Exhibit A. In the event that the Custodian is made a party to litigation with respect to the property held hereunder, or brings an action in interpleader, or in the event that the conditions to this Escrow are not promptly fulfilled, or the Custodian is required to render any service not provided for in this Escrow Agreement and fee schedule, or there is any assignment of the interests of this Escrow or any modification hereof, the Custodian shall be entitled to reasonable compensation for such extraordinary services and reimbursement for all fees, costs, liability, and expenses, including attorneys fees.

        10. TERMINATION

        This Escrow Agreement and the Escrow created hereby shall terminate following Custodian's delivery, and Expedia's delivery or cancellation of all remaining Escrowed Shares to either the Stockholders and/or Expedia pursuant to
Section 2 or 3.

        11. MISCELLANEOUS PROVISIONS

            11.1 PARTIES IN INTEREST. This Escrow Agreement is not intended, nor shall it be construed, to confer any enforceable rights on any person not a party hereto. All of the terms and provisions of this Escrow Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

            11.2 ATTORNEYS' FEES. In the event of any action to enforce any provision of this Escrow Agreement, or on account of any default under or breach of this Escrow Agreement, the prevailing party in such action shall be entitled to recover, in addition to all other relief, from the other party all attorneys' fees incurred by the prevailing party in connection with such action (including, but not limited to, any appeal thereof).

            11.3 ENTIRE AGREEMENT. This Escrow Agreement constitutes the final and entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings.

            11.4 NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Escrow Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

        If to the
        Representative:      Carla S. Newell
                             575 High Street
                             Suite 400, Palo Alto, CA  94301
                             Telephone No: (650) 614-8210
                             Facsimile No.: (650) 614-8222

        If to Expedia:       Expedia, Inc.
                             13810 SE Eastgate Way, Suite 400
                             Bellevue, WA 98005
                             Attention:  Mark S. Britton, Vice President and
                                         General Counsel
                             Telephone No.: (425) 564-7332
                             Facsimile No.: (425) 564-7240

        With a copy to:      Preston Gates & Ellis LLP
                             5000 Bank of America Tower
                             701 Fifth Avenue
                             Seattle, WA 98104-7078
                             Attention:  Mark R. Beatty
                             Telephone No.: (206) 623-7580
                             Facsimile No.: (206) 623-7022

        If to Custodian:     ChaseMellon Shareholder Services, LLC
                             520 Pike Street, Suite 1220
                             Seattle, WA  98101
                             Attention:  Dee Henderson
                             Facsimile:  (206) 292-3196

            11.5 CHANGES. The terms of this Escrow Agreement may not be modified or amended, or any provisions hereof waived, temporarily or permanently, except pursuant to the written agreement of the parties.

            11.6 SEVERABILITY. If any term or provision of this Escrow Agreement or the application thereof as to any person or circumstance shall to any extent be invalid or unenforceable, the remaining terms and provisions of this Escrow Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Escrow Agreement shall be valid and enforceable to the fullest extent permitted by law.

            11.7 COUNTERPARTS. This Escrow Agreement may be executed in two or more partially or fully executed counterparts each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of an Escrow Agreement - Signature Page in the form annexed to this Escrow Agreement by any party hereto who shall has been furnished the final form of this Escrow Agreement shall constitute the execution and delivery of this Escrow Agreement by such party.

            11.8 HEADINGS. The headings of the various sections of this Escrow Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Escrow Agreement.

            11.9 GOVERNING LAW. This Escrow Agreement shall be construed and controlled by the laws of the State of Washington without regard to the principles of conflicts of laws.

            11.10 BINDING EFFECT. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, affiliates, successors and assigns.

            11.11 AMENDMENT. This Escrow Agreement may not be amended except by a writing executed by Expedia and the Representative.



                  [Remainder of Page Intentionally Left Blank]

                       ESCROW AGREEMENT -- SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.



EXPEDIA, INC.                                    VACATIONSPOT.COM, INC.



By /s/ Gregroy S. Stanger                        By /s/ Steven Murch
   --------------------------                       ----------------------------

Its Vice President                               Its President
    -------------------------                        ---------------------------



STOCKHOLDERS' REPRESENTATIVE


/s/ Carla Newell
-----------------------------


CHASEMELLON SHAREHOLDER SERVICES



By /s/ Ardis "Dee" Henderson
   --------------------------
       Authorized Signatory

                    ESCROW AGREEMENT -- SIGNATURE PAGE, CONT.


                                   SHAREHOLDER



--------------------------------------------

   ______________________________________

   Print Name ___________________________

   Social Security Number: ______________

   Address ______________________________

           ______________________________


--------------------------------------------